Exhibit 99.1

SWM ANNOUNCES AGREEMENT TO ACQUIRE TEKRA, LLC AND TRIENT, LLC,
LEADING CONVERTERS OF HIGH-PERFORMANCE FILMS

ALPHARETTA, GA, February 18, 2020 -- SWM (NYSE: SWM) today announced the signing of a definitive agreement to acquire Tekra, LLC and Trient, LLC (“Tekra and Trient”), converters of high-performance films and substrates, significantly enhancing the Company’s films capabilities. Tekra and Trient currently operate as divisions of EIS and are based in the Milwaukee, Wisconsin area. The purchase price is $155 million in cash (subject to certain customary closing adjustments) and the transaction is expected to close before March 31, 2020.

Tekra and Trient Highlights

•	Deep expertise in technical films converting, bringing new capabilities to SWM’s AMS segment

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Key end-markets include medical, graphics, electronics, and automotive, bolstering several existing SWM market presences, creating access to new customers, and opening opportunities to provide additional solutions to existing customers

•	Approximately $100 million of sales with annual growth projected in the 3% - 4% range, EBITDA margin approximately 16%

Strategic Commentary

SWM CEO Dr. Jeffrey Kramer, “Tekra and Trient are strategic additions to our AMS growth platform and these businesses complement many of the key attributes that are the foundation of SWM. Tekra and Trient provide critical components for their customers’ end products that meet demanding technical requirements. Much like SWM, their focus is on high-value applications and maintaining close customer relationships that drive market leadership and strong financial performance.”

“The conversion capabilities that these two businesses provide will allow SWM to expand its suite of offerings in key industries, including medical, graphics, electronics, and automotive. Additionally, since we participate in many of the end-markets Tekra and Trient serve, these expanded offerings provide an array of long-term top-line synergy opportunities with our AMS business. We see potential to leverage the favorable long-term growth trends in specialty areas like medical diagnostic testing and high-end graphics materials and cross-sell both products and converting services across our customer base. We also see opportunities to accelerate innovation and leverage our global assets to build out an increased international presence for these businesses.”

“This transaction will represent our fourth key acquisition since we formed the AMS segment in 2013 and will accelerate the segment towards $600 million of annual sales. Since completing our last acquisition in 2017 we have fully integrated our organization, including significant IT investments, and delivered on synergies and organic growth plans for the segment. Tekra and Trient are high-quality assets, ideal strategic fits, and their people are well-regarded as technical and service leaders within their industries. We look forward to welcoming the talented individuals from these organizations who will become part of SWM and our growing AMS segment.”

Carl Sommerstad, General Manager of both Tekra and Trient, commented “The leadership teams at Tekra and Trient are excited to join SWM. With similar cultures, operating strategies, and focus on delivering customer value, we expect a seamless transition and are confident we will see continued growth together.”

Transaction & Financial Highlights

The transaction is expected to be accretive to 2020 Adjusted EPS; guidance for 2020 Adjusted EPS and this acquisition’s financial impact will be detailed in the Company’s upcoming fourth quarter earnings release on February 20th, 2020.

During 2020, the Company expects to incur approximately $2 million of transaction and integration expenses; purchase accounting expenses will be determined after the close of the transaction. Consistent with prior transactions, Adjusted EPS will exclude purchase accounting expenses, but include integration and transaction expenses.

Exhibit 99.1

The transaction’s $155 million purchase price is expected to be funded with the Company's existing credit facility. At close, pro forma net debt to EBITDA per the terms of the credit facility is expected to be approximately 2.7x and is expected to return toward the low 2x range over the next two years, absent further transactions. The Company believes it has ample liquidity to continue an active M&A strategy.

Additional Information

Please visit the investor relations section of the Company's website at www.swmintl.com to access a presentation with additional details about Tekra's and Trient's products and capabilities and strategic rationale for the acquisition. The presentation is also attached as an exhibit to the 8-K filed in conjunction with this release.

Advisors

Alston & Bird LLP, acted as legal counsel to SWM in connection with the transaction.

About SWM

SWM is a leading global performance materials company. Our highly engineered papers, films, nets and nonwovens are designed and manufactured using natural fibers and polymers for a variety of industries and applications. We provide our customers with critical components that enhance the performance of their products. End markets served include filtration, transportation, infrastructure and construction, medical, industrial, tobacco, energy, food services and home décor. SWM and its subsidiaries manufacture on four continents, conduct business in over 90 countries and employ approximately 3,400 people worldwide. For further information, please visit SWM’s web site at www.swmintl.com.

About EIS

EIS, headquartered in Atlanta, GA, is a leading distributor, fabricator, and converter of electrical process materials, wire, cable and assemblies serving end-user segments in electrical power and related markets. It provides more than 100,000 products from 38 branches and four fabrication facilities to more than 20,000 customers across North America. For more information, please visit www.eis-inc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws that are subject to the safe harbor created by such laws and other legal protections.  Forward-looking statements include, without limitation, those regarding 2020 guidance and future performance, sales and volume trends, growth prospects, diversification efforts of our AMS segment, future results of AMS operations, and other statements generally identified by words such as "believe," "expect," "intend," "guidance," "plan," "forecast," "potential," "anticipate," "confident," "project," "appear," "future," "should," "likely," "could," "may," "typically," "will," and similar words. These statements are not guarantees of future performance and certain risks, uncertainties (some of which are beyond the Company’s control) and assumptions that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, those set forth in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2018, which can be found at the SEC’s website www.sec.gov, as well as the following factors:

•	The integration of Tekra and Trient with SWM may not be successful or anticipated benefits from the transaction may not be realized;

•	Risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies;

•	Changes in the source and intensity of competition in our market segments;

•	Increases in input costs and lack of availability of such materials could impact the sales and profitability of our products;

•	Adverse changes in the market sectors Tekra and Trient serve impacting key AMS segment customers;

•	Changes in the discount rates, revenue growth, cash flow growth rates or other assumptions used by the

Exhibit 99.1

Company in its assessment for impairment of assets and adverse economic conditions or other factors that would result in significant impairment charges;

•	The failure of one or more material suppliers to supply materials as needed to maintain our product plans and cost structure;

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Risks associated with acquisitions or other strategic transactions, including acquired liabilities and restrictions, retaining customers from businesses acquired, achieving any expected results or synergies from acquired businesses, complying with new regulatory frameworks, difficulties in integrating acquired businesses or implementing strategic transactions generally and risks associated with international acquisition transactions, including in countries where we do not currently have a material presence; and

•	Other factors described elsewhere in this document and from time to time in documents that we file with the SEC.

Non-GAAP Financial Measures

Certain financial measures and comments contained in this press release exclude restructuring expenses, certain purchase accounting adjustments related to AMS segment acquisitions, interest expense, income tax provision, and depreciation and amortization. This press release also provides certain information regarding the Company's financial results excluding currency impacts. Financial measures which exclude or include these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures.

The Company believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency to the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company's financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

SOURCE SWM:

CONTACT

Mark Chekanow
Director of Investor Relations
+1-770-569-4229
1-800-514-0186

Web site: http://www.swmintl.com